Exhibit 99.1

Creative Media & Community Trust Corporation Reports 2023 Fourth Quarter Results
Dallas—(March 27, 2024) Creative Media & Community Trust Corporation (NASDAQ and TASE: CMCT) (“we”, “our”, “CMCT”, or the “Company”), today reported operating results for the three months and year ended December 31, 2023.
Fourth Quarter 2023 Highlights
Real Estate Portfolio
•Same-store office portfolio(2) was 84.0% leased.
•Executed 38,280 square feet of leases with terms longer than 12 months.
Financial Results
•Net loss attributable to common stockholders of $16.3 million, or $0.72 per diluted share.
•Funds from operations attributable to common stockholders (“FFO”)(3)1 was $(9.9) million, or $(0.44) per diluted share.
•Core FFO attributable to common stockholders(4)1 was $(8.4) million, or $(0.37) per diluted share.
Management Commentary
“We made additional strides in early 2024 improving our multifamily occupancy,” said David Thompson, Chief Executive Officer of Creative Media & Community Trust Corporation. “We believe there is a significant opportunity to improve our multifamily net operating income after we acquired two premier Class A multifamily residences in 2023 that are still in their lease-up phase following completion of construction.”

“We continue to make progress on our value-add and development pipeline,” said Shaul Kuba, Chief Investment Officer of Creative Media & Community Trust Corporation. “Our partial office to multifamily conversion at 4750 Wilshire Boulevard is expected to be complete later this year adding 68 luxury residences, and we recently commenced construction on a 36-unit residence in Echo Park, Los Angeles that is slated for completion in 2025.”
Fourth Quarter 2023 Results
Real Estate Portfolio
As of December 31, 2023, our real estate portfolio consisted of 27 assets, all of which were fee-simple properties and five of which we own through investments in unconsolidated joint ventures (the “Unconsolidated Joint Ventures”). The Unconsolidated Joint Ventures own two office properties (one of which is being partially converted into multifamily units), one multifamily site currently under development, one multifamily property and one commercial development site. The portfolio includes 13 office properties, totaling approximately 1.3 million rentable square feet, three multifamily properties totaling 696 units, nine development sites (three of which are being used as parking lots) and one 503-room hotel with an ancillary parking garage.
Financial Results
Net loss attributable to common stockholders was $16.3 million, or $0.72 per diluted share of common stock, for the three months ended December 31, 2023, compared to a net loss attributable to common stockholders of $8.9 million, or $0.39 per diluted share of common stock, for the same period in 2022. The increase in net loss attributable to common stockholders was driven by the $6.3 million decrease in FFO discussed below as well as an increase in depreciation and amortization expense of $1.2 million.
FFO attributable to common stockholders(3)1 was $(9.9) million, or $(0.44) per diluted share of common stock, for the three months ended December 31, 2023, a decrease of $6.3 million compared to $(3.7) million, or $(0.16) per diluted share of common stock, for the same period in 2022. The decrease in FFO1 was primarily attributable to an increase in interest expense not allocated to our operating segments of $6.8 million and an increase in redeemable preferred stock dividends of $5.6 million. These were partially offset by a decrease in the consolidated statement of operations impact of redeemable preferred stock redemptions of $7.6 million (due to the $7.9 million recognized in the prior comparable period in connection with the redemption of Series L Preferred stock during the three months ended December 31, 2022).
1 Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release.

Core FFO attributable to common stockholders(4)2 was $(8.4) million, or $(0.37) per diluted share of common stock, for the three months ended December 31, 2023, compared to $4.4 million, or $0.11 per diluted share of common stock, for the same period in 2022. The decrease in Core FFO2 is attributable to the aforementioned changes in FFO2, while not impacted by the decrease in redeemable preferred stock redemptions as these are excluded from our Core FFO2 calculation.
Segment Information
Our reportable segments during the three months ended December 31, 2023 and 2022 consisted of three types of commercial real estate properties, namely, office, hotel and multifamily, as well as a segment for our lending business. Total segment net operating income (“NOI”)(5) was $10.8 million for the three months ended December 31, 2023, compared to $11.7 million for the same period in 2022.
Office
Same-Store
Same-store(2) office segment NOI(5) decreased to $5.1 million for the three months ended December 31, 2023, compared to $6.9 million in the same period in 2022, while same-store(1) office Cash NOI(6)2 decreased to $6.4 million for the three months ended December 31, 2023, compared to $7.1 million in the same period in 2022. The decrease in same-store(2) office Cash NOI(6)2 was primarily attributable to a loss from an unconsolidated office entity in Los Angeles, California due to an increase in interest expense and a decline in value of the entity’s investments in real estate, partially offset by an increase in rental revenue at an office property in Beverly Hills, California due to increased occupancy and rental rates and an increase in rental revenue at an office property in Los Angeles, California due to increased occupancy. The decrease in same-store(2) office segment NOI(5) was primarily due to the aforementioned loss from an unconsolidated office entity as well as a decrease in rental revenues at an office property in Oakland, California due to the impact of an early lease termination, partially offset by the aforementioned increase in rental revenues at an office property in Beverly Hills, California.
At December 31, 2023, the Company’s same-store(2) office portfolio was 83.4% occupied, an increase of 210 basis points year-over-year on a same-store(2) basis, and 84.0% leased, a decrease of 20 basis points year-over-year on a same-store(2) basis. The annualized rent per occupied square foot(7) on a same-store(2) basis was $57.28 at December 31, 2023 compared to $54.83 at December 31, 2022. During the three months ended December 31, 2023, the Company executed 38,280 square feet of leases with terms longer than 12 months at our same-store(2) office portfolio.
Total
Office Segment NOI(5) decreased to $5.4 million for the three months ended December 31, 2023, from $6.9 million for the same period in 2022. The decrease is due to the increase in same-store(2) office segment NOI(5) discussed above, partially offset by an increase in non-same-store(2) office Segment NOI(5) of $354,000, which was driven by income from an unconsolidated office entity in Los Angeles, California during the three months ended December 31, 2023.
Hotel
Hotel Segment NOI(5) decreased to $2.9 million for the three months ended December 31, 2023, from $3.1 million for the same period in 2022, primarily due to an increase in operating expenses, partially offset by an increase in room revenues. Additionally, hotel occupancy decreased slightly while average daily rate increased.

	Three Months Ended December 31,
	2023	2022
Occupancy	69.9%	71.5%
Average daily rate(a)	$195.04	$178.72
Revenue per available room(b)	$136.27	$127.84
______________________
(a)Calculated as trailing 3-month room revenue divided by the number of rooms occupied.
(b)Calculated as trailing 3-month room revenue divided by the number of available rooms.
Multifamily
Our Multifamily Segment consists of two multifamily buildings located in Oakland, California as well as an investment in a multifamily building in the Echo Park neighborhood of Los Angeles, California through one of the Unconsolidated Joint Ventures, all
2 Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release.

of which were acquired during the first quarter of 2023. Our Multifamily Segment NOI(5) was $1.1 million for the three months ended December 31, 2023. As of December 31, 2023, our Multifamily Segment was 79.3% occupied and the monthly rent per occupied unit(8) was $2,805.
Lending
Our lending segment primarily consists of our SBA 7(a) lending platform, which is a national lender that primarily originates loans to small businesses in the hospitality industry. Lending Segment NOI(5) was $1.3 million for the three months ended December 31, 2023, compared to $1.8 million for the same period in 2022. The decrease was primarily due to an increase in interest expense related to the issuance of new SBA 7(a) loan-backed notes in connection with the securitization that closed in March 2023, partially offset by an increase in revenues driven by an increase in interest income as a result of the continuing higher interest rate environment and an increase in premium income.
Debt and Equity
During the three months ended December 31, 2023, we issued 1,184,884 shares of Series A1 Preferred Stock for aggregate net proceeds of $26.8 million. Net proceeds represent gross proceeds offset by costs specifically identifiable to the offering, such as commissions, dealer manager fees and other offering fees and expenses. Additionally, during the three months ended December 31, 2023, we had net incremental paydowns of $20.0 million on our revolving credit facility and refinanced a mortgage loan at a multifamily property in Oakland, California, making a repayment of $13.0 million and converting it to a fixed rate of 6.25% per annum.
Dividends
On December 20, 2023, we declared a quarterly cash dividend of $0.0850 per share of our common stock, which was paid on January 2, 2024.
On January 2, 2024, we declared a quarterly cash dividend of $0.34375 per share of our Series A Preferred Stock for the first quarter of 2024. The dividend will be payable monthly as follows: $0.114583 per share to be paid on February 15, 2024 to Series A Preferred Stockholders of record on February 5, 2024; $0.114583 per share to be paid on March 15, 2024 to Series A Preferred Stockholders of record on March 5, 2024; and $0.114583 per share to be paid on April 15, 2024 to Series A Preferred Stockholders of record on April 5, 2024.

On January 2, 2024, we declared a quarterly cash dividend of $0.489375 per share of our Series A1 Preferred Stock for the first quarter of 2024. The quarterly cash dividend of $0.489375 per share represents an annualized dividend rate of 7.83% (2.5% plus the federal funds rate of 5.33% on the applicable determination date). The dividend will be payable monthly as follows: $0.163125 per share to be paid on February 15, 2024 to Series A1 Preferred Stockholders of record on February 5, 2024; $0.163125 per share to be paid on March 15, 2024 to Series A1 Preferred Stockholders of record on March 5, 2024; and $0.163125 per share to be paid on April 15, 2024 to Series A1 Preferred Stockholders of record on April 5, 2024. For shares of Series A1 Preferred Stock issued in the first quarter of 2024, the dividend will be prorated from the date of issuance, and the monthly dividend payments will reflect such proration.
On January 2, 2024, we declared a quarterly cash dividend of $0.353125 per share of our Series D Preferred Stock for the first quarter of 2024. The dividend will be payable monthly as follows: $0.117708 per share to be paid on February 15, 2024 to Series D Preferred Stockholders of record on February 5, 2024; $0.117708 per share to be paid on March 15, 2024 to Series D Preferred Stockholders of record on March 5, 2024; and $0.117708 per share to be paid on April 15, 2024 to Series D Preferred Stockholders of record on April 5, 2024.

Acquisitions
The following table details our acquisition activity during the year ended December 31, 2023:

	Asset	Date of		Interest	Purchase
Property	Type	Acquisition	Units	Acquired	Price
					(in thousands)
Channel House	Multifamily	January 31, 2023	333	89.4%	$134,615
F3 Land Site	Multifamily (Development)	January 31, 2023	N/A	89.4%	$250
466 Water Street Land Site (1)	Multifamily (Development)	January 31, 2023	N/A	89.4%	$2,500
1150 Clay	Multifamily	March 28, 2023	288	98.1%	$145,500
4750 Wilshire Boulevard (2)(3)	Office / Multifamily (Development)	February 17, 2023	N/A	20.0%	$8,600
1902 Park Avenue (2)	Multifamily	February 28, 2023	75	50.0%	$9,563
1015 N Mansfield Avenue (2) (4)	Office (Development)	October 10, 2023	N/A	28.8%	$5,184
_____________________
(1)Currently utilized as a surface parking lot.
(2)Represents an Unconsolidated Joint Venture investment. The purchase price represents our share of the gross purchase price.
(3)We sold 80% of our interest in 4750 Wilshire Boulevard (excluding a vacant land parcel which was not included in the sale) to third-party co-investors with whom we formed an Unconsolidated Joint Venture. The remaining 20% interest represents our interest in the newly formed Unconsolidated Joint Venture.
(4)1015 N Mansfield Avenue is an office building with a 44,141 square foot site area and a parking garage. The site is being evaluated for different creative office development options.
About the Data
Descriptions of certain performance measures, including Segment NOI, Cash NOI, FFO attributable to common stockholders, and Core FFO attributable to common stockholders are provided below. Certain of these performance measures—Cash NOI, FFO attributable to common stockholders and Core FFO attributable to common stockholders —are non-GAAP financial measures. Refer to the subsequent tables for reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure.
(1)Stabilized office portfolio: represents office properties where occupancy was not impacted by a redevelopment or repositioning during the period.
(2)Same-store properties: are properties that we have owned and operated in a consistent manner and reported in our consolidated results during the entire span of the periods being reported. We excluded from our same-store property set this quarter any properties (i) acquired on or after October 1, 2022; (ii) sold or otherwise removed from our consolidated financial statements on or before December 31, 2023; or (iii) that underwent a major repositioning project we believed significantly affected its results at any point during the period commencing on October 1, 2022 and ending on December 31, 2023. When determining our same-store properties as of December 31, 2023, one property was excluded pursuant to (i) and (iii) above and no properties were excluded pursuant to (ii) above.
(3)FFO attributable to common stockholders (“FFO”): represents net income (loss) attributable to common stockholders, computed in accordance with GAAP, which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gain (or loss) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”). See ‘Core FFO’ definition below for discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.
(4)Core FFO attributable to common stockholders (“Core FFO”): represents FFO attributable to common stockholders (computed as described above), excluding gain (loss) on early extinguishment of debt, redeemable preferred stock deemed dividends, redeemable preferred stock redemptions, gain (loss) on termination of interest rate swaps, and transaction costs.
We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In addition, we believe that Core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.
Like any metric, FFO and Core FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, and Core FFO excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt, repurchasing our preferred stock, and adjusting the carrying value of our preferred stock classified in temporary equity to its redemption value, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO and Core FFO in the same manner as we do, or at all; accordingly, our FFO and Core FFO may not be comparable to the FFOs and Core FFOs of other REITs. Therefore, FFO and Core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO and Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO and Core FFO per share for the year-to-date period may differ from the sum of quarterly FFO and Core FFO per share amounts due to the required method for computing per share amounts for the respective periods. In addition, FFO and Core FFO per share is calculated independently for each component and may not be additive due to rounding.
(5)Segment NOI: for our real estate segments represents rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and benefit (provision) for income taxes. For our lending segment, Segment NOI represents interest income net of interest expense and general overhead expenses. See ‘Cash NOI’ definition below for discussion of the benefits and limitations of Segment NOI as a supplemental measure of operating performance.
(6)Cash NOI: for our real estate segments, represents Segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by generally accepted accounting principles (“GAAP”). For our lending segment, there is no distinction between Cash NOI and Segment NOI. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI excluding lease termination income, or “Cash NOI excluding lease termination income”.
Segment NOI and Cash NOI are not measures of operating results or cash flows from operating activities as measured by GAAP and should not be considered alternatives to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate Segment NOI or Cash NOI in the same manner. We consider Segment NOI and Cash NOI to be useful performance measures to investors and management because, when compared across periods, they reflect the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that Cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.
(7)Annualized rent per occupied square foot: represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail.
(8)Monthly rent per occupied unit: Represents gross monthly base rent under leases commenced as of the specified period, divided by occupied units. This amount reflects total cash rent before concessions.

FORWARD-LOOKING STATEMENTS
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby. These statements include the plans and objectives of management for future operations, including plans and objectives relating to future growth of CMCT’s business and availability of funds. Such forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “project,” “target,” “expect,” “intend,” “might,” “believe,” “anticipate,” “estimate,” “could,” “would,” “continue,” “pursue,” “potential,” “forecast,” “seek,” “plan,” or “should,” or “goal” or the negative thereof or other variations or similar words or phrases. Such forward-looking statements also include, among others, statements about CMCT’s plans and objectives relating to future growth and outlook. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the timing, form, and operational effects of CMCT’s development activities, (ii) the ability of CMCT to raise in place rents to existing market rents and to maintain or increase occupancy levels, (iii) fluctuations in market rents, (iv) the effects of inflation and continuing higher interest rates on the operations and profitability of CMCT and (v) general economic, market and other conditions. Additional important factors that could cause CMCT’s actual results to differ materially from CMCT’s expectations are discussed in “Item 1A—Risk Factors” in CMCT’s Annual Report on Form 10-K for the year ended December 31, 2023. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT’s control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements expressed or implied will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements expressed or implied herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT’s objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made, except as may be required by applicable laws.
For Creative Media & Community Trust Corporation
Media Relations:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com
or
Shareholder Relations:
Steve Altebrando, 646-652-8473
shareholders@cimcommercial.com

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited and in thousands, except share and per share amounts)

	December 31, 2023	December 31, 2022
ASSETS
Investments in real estate, net	$704,762	$502,006
Investments in unconsolidated entities	33,505	12,381
Cash and cash equivalents	19,290	46,190
Restricted cash	24,938	11,290
Loans receivable, net (Note 5)	57,005	62,547
Accounts receivable, net	5,347	3,780
Deferred rent receivable and charges, net	28,222	37,543
Other intangible assets, net	3,948	4,461
Other assets	14,183	10,050
TOTAL ASSETS	$891,200	$690,248
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	$471,561	$184,267
Accounts payable and accrued expenses	26,426	107,220
Intangible liabilities, net	—	20
Due to related parties	3,463	3,155
Other liabilities	12,981	17,856
Total liabilities	514,431	312,518
COMMITMENTS AND CONTINGENCIES (Note 15)
REDEEMABLE PREFERRED STOCK: Series A cumulative redeemable preferred stock, $0.001 par value; 34,611,501 and 35,438,752 shares authorized as of December 31, 2023 and December 31, 2022, respectively; no shares issued and outstanding as of December 31, 2023 and 693,741 shares issued and outstanding as of December 31, 2022; liquidation preference of $25.00 per share, subject to adjustment	—	15,697
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 34,611,501 and 35,438,752 shares authorized as of December 31, 2023 and December 31, 2022, respectively; 8,820,338 and 7,431,839 shares issued and outstanding, respectively, as of December 31, 2023 and 8,126,597 and 7,565,349 shares issued and outstanding, respectively, as of December 31, 2022; liquidation preference of $25.00 per share, subject to adjustment	185,704	189,048
Series A1 cumulative redeemable preferred stock, $0.001 par value; 27,904,974 and 27,990,070 shares authorized as of December 31, 2023 and December 31, 2022, respectively; 10,473,369 and 10,378,343 shares issued and outstanding, respectively, as of December 31, 2023 and 5,966,077 and 5,956,147 shares issued and outstanding, respectively, as of December 31, 2022; liquidation preference of $25.00 per share, subject to adjustment	256,935	147,514
Series D cumulative redeemable preferred stock, $0.001 par value; 26,991,590 and 26,992,000 shares authorized as of December 31, 2023 and December 31, 2022, respectively; 56,857 and 48,447 shares issued and outstanding, respectively, as of December 31, 2023 and 56,857 and 48,857 shares issued and outstanding as of December 31, 2022; liquidation preference of $25.00 per share, subject to adjustment	1,190	1,200
Common stock, $0.001 par value; 900,000,000 shares authorized; 22,786,741 and 22,737,853 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	23	23
Additional paid-in capital	852,476	861,721
Distributions in excess of earnings	(921,925)	(837,846)
Total stockholders’ equity	374,403	361,660
Noncontrolling interests	2,366	373
Total equity	376,769	362,033
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	$891,200	$690,248

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
REVENUES:
Rental and other property income	$16,003	$13,742	$66,002	$56,226
Hotel income	9,473	8,956	39,063	33,432
Interest and other income	3,992	3,170	14,193	12,248
Total Revenues	29,468	25,868	119,258	101,906
EXPENSES:
Rental and other property operating	14,780	12,969	62,493	50,526
Asset management and other fees to related parties	556	813	2,627	3,570
Expense reimbursements to related parties—corporate	613	466	2,342	1,925
Expense reimbursements to related parties—lending segment	413	317	2,579	1,929
Interest	10,420	2,838	35,098	9,604
General and administrative	2,368	1,894	8,119	6,869
Transaction costs	1,023	22	4,421	223
Depreciation and amortization	6,428	5,277	52,484	20,348
Total Expenses	36,601	24,596	170,163	94,994
(Loss) income from unconsolidated entities	(1,480)	(12)	(427)	164
Gain on sale of real estate		—	1,104
(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(8,613)	1,260	(50,228)	7,076
Provision for income taxes	259	316	1,228	1,131
NET (LOSS) INCOME	(8,872)	944	(51,456)	5,945
Net loss (income) attributable to noncontrolling interests	470	(8)	2,971	(27)
NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY	(8,402)	936	(48,485)	5,918
Redeemable preferred stock dividends declared or accumulated	(7,390)	(1,795)	(25,731)	(18,558)
Redeemable preferred stock deemed dividends	—	—	—	(19)
Redeemable preferred stock redemptions	(471)	(8,082)	(1,511)	(13,126)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(16,263)	$(8,941)	$(75,727)	$(25,785)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$(0.72)	$(0.39)	$(3.33)	$(1.11)
Diluted	$(0.72)	$(0.39)	$(3.33)	$(1.11)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	22,738	22,707	22,723	23,153
Diluted	22,738	22,712	22,723	23,154

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Funds from Operations Attributable to Common Stockholders
(Unaudited and in thousands, except per share amounts)

We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO represents net income (loss) attributable to common stockholders, computed in accordance with generally accepted accounting principles ("GAAP"), which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gains (or losses) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the "NAREIT").

Like any metric, FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO in accordance with the standards established by the NAREIT; accordingly, our FFO may not be comparable to the FFO of other REITs. Therefore, FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. The following table sets forth a reconciliation of net income (loss) attributable to common stockholders to FFO attributable to common stockholders for the three months and the years ended December 31, 2023 and 2022.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Numerator:
Net loss attributable to common stockholders	$(16,263)	$(8,941)	$(75,727)	$(25,785)
Depreciation and amortization	6,428	5,277	52,484	20,348
Noncontrolling interests’ proportionate share of depreciation and amortization	(104)	—	(2,090)	—
Gain on sale of real estate	—	—	(1,104)	—
FFO attributable to common stockholders	$(9,939)	$(3,664)	$(26,437)	$(5,437)
Redeemable preferred stock dividends declared on dilutive shares (a)	—	(9)	—	(15)
Diluted FFO attributable to common stockholders	$(9,939)	$(3,673)	$(26,437)	$(5,452)
Denominator:
Basic weighted average shares of common stock outstanding	22,738	22,707	22,723	23,153
Effect of dilutive securities—contingently issuable shares (a)	—	5	—	4
Diluted weighted average shares and common stock equivalents outstanding	22,738	22,712	22,723	23,157
FFO attributable to common stockholders per share:
Basic	$(0.44)	$(0.16)	$(1.16)	$(0.23)
Diluted	$(0.44)	$(0.16)	$(1.16)	$(0.24)
______________________
(a)For the three months and years ended December 31, 2023 and 2022, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Core Funds from Operations Attributable to Common Stockholders
(Unaudited and in thousands, except per share amounts)

In addition to calculating FFO in accordance with the standards established by NAREIT, we also calculate a supplemental FFO metric we call Core FFO attributable to common stockholders. Core FFO attributable to common stockholders represents FFO attributable to common stockholders, computed in accordance with NAREIT's standards, excluding losses (or gains) on early extinguishment of debt, redeemable preferred stock redemptions, gains (or losses) on termination of interest rate swaps, and transaction costs. We believe that Core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.

Like any metric, Core FFO should not be used as the only measure of our performance because, in addition to excluding those items prescribed by NAREIT when calculating FFO, it excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt and repurchasing our preferred stock, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate Core FFO in the same manner as we do, or at all; accordingly, our Core FFO may not be comparable to the Core FFO of other REITs who calculate such a metric. Therefore, Core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. The following table sets forth a reconciliation of net income (loss) attributable to common stockholders to Core FFO attributable to common stockholders for the three months and the years ended December 31, 2023 and 2022.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Numerator:
Net loss attributable to common stockholders	$(16,263)	$(8,941)	$(75,727)	$(25,785)
Depreciation and amortization	6,428	5,277	52,484	20,348
Noncontrolling interests’ proportionate share of depreciation and amortization	(104)	—	(2,090)	—
Gain on sale of real estate	—	—	(1,104)	—
FFO attributable to common stockholders	$(9,939)	$(3,664)	$(26,437)	$(5,437)
Redeemable preferred stock deemed dividends	—	—	—	19
Redeemable preferred stock redemptions	471	8,082	1,511	13,126
Transaction-related costs	1,023	22	4,421	223
Noncontrolling interests’ proportionate share of transaction-related costs	—	—	(194)	—
Core FFO attributable to common stockholders	$(8,445)	$4,440	$(20,699)	$7,931
Redeemable preferred stock dividends declared on dilutive shares (a)	—	4,269	—	11,723
Diluted Core FFO attributable to common stockholders	$(8,445)	$8,709	$(20,699)	$19,654
Denominator:
Basic weighted average shares of common stock outstanding	22,738	22,707	22,723	23,153
Effect of dilutive securities-contingently issuable shares (a)	—	54,095	—	37,711
Diluted weighted average shares and common stock equivalents outstanding	22,738	76,802	22,723	60,864
Core FFO attributable to common stockholders per share:
Basic	$(0.37)	$0.20	$(0.91)	$0.34
Diluted	$(0.37)	$0.11	$(0.91)	$0.32
______________________
(a)For the three months and years ended December 31, 2023 and 2022, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted Core FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Reconciliation of Net Operating Income
(Unaudited and in thousands)

We internally evaluate the operating performance and financial results of our real estate segments based on segment NOI, which is defined as rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and provision for income taxes. For our lending segment, we define segment NOI as interest income net of interest expense and general overhead expenses. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI, or "cash NOI". For our real estate segments, we define cash NOI as segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by GAAP.

Cash NOI is not a measure of operating results or cash flows from operating activities as measured by GAAP and should not be considered an alternative to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate cash NOI in the same manner. We consider cash NOI to be a useful performance measure to investors and management because, when compared across periods, it reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.

Below is a reconciliation of cash NOI to segment NOI and net income (loss) attributable to the Company for the three months ended December 31, 2023 and 2022

	Three Months Ended December 31, 2023
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Multi-family	Lending	Total

Cash net operating income excluding lease termination income	$6,347	$366	$6,713	$2,926	$1,820	$1,311	$12,770
Cash lease termination income	102	—	102	—	43	—	145
Cash net operating income	6,449	366	6,815	2,926	1,863	1,311	12,915
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(1,343)	—	(1,343)	(1)	(754)	—	(2,098)
Straight line lease termination income	(53)	—	(53)	—	—	—	(53)
Segment net operating income	$5,053	$366	$5,419	$2,925	$1,109	$1,311	$10,764
Interest and other income							151
Asset management and other fees to related parties							(556)
Expense reimbursements to related parties — corporate							(613)
Interest expense							(9,465)
General and administrative							(1,443)
Transaction costs							(1,023)
Depreciation and amortization							(6,428)
Gain on sale of real estate							—
Loss before provision for income taxes							(8,613)
Provision for income taxes							(259)
Net loss							(8,872)
Net loss attributable to noncontrolling interests							470
Net loss attributable to the Company							$(8,402)

	Three Months Ended December 31, 2022
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Multi-family	Lending	Total

Cash net operating income excluding lease termination income	$7,140	$(161)	$6,979	$3,097	$—	$1,752	$11,828
Cash lease termination income	—	—	—	—	—	—	—
Cash net operating income	7,140	(161)	6,979	3,097	—	1,752	11,828
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(91)	9	(82)	(1)	—	—	(83)
Segment net operating income	$6,885	$12	$6,897	$3,096	$—	$1,752	$11,745
Interest and other income							(1)
Asset management and other fees to related parties							(813)
Expense reimbursements to related parties — corporate							(466)
Interest expense							(2,646)
General and administrative							(1,260)
Transaction costs							(22)
Depreciation and amortization							(5,277)
Income before provision for income taxes							1,260
Provision for income taxes							(316)
Net income							944
Net income attributable to noncontrolling interests							(8)
Net income attributable to the Company							$936